Exhibit 99.1

News Release

For Immediate Release

bioAffinity Technologies to Report Third Quarter 2022
Financial Results

San Antonio, TX – Nov. 8, 2022 – bioAffinity Technologies, Inc. (NASDAQ: BIAF; BIAFW) today announced that the Company will host a conference call and audio webcast on Monday, Nov. 14, 2022, at 8 a.m. ET to discuss its corporate and financial results for the third quarter of 2022.

The audio webcast will be accessible via the Investor Relations section of the Company’s website, https://ir.bioaffinitytech.com/. An archive of the webcast will be available for 90 days.

Additionally, interested participants and investors may access the conference call by dialing one of the numbers below and entering Conference ID BIAFQ322:

●	800-579-2543 (U.S.)
●	203-518-9856 (International)

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. (NASDAQ: BIAF; BIAFW) addresses the need for noninvasive diagnosis of early-stage cancer and diseases of the lung, and targeted cancer treatment. The Company’s first product, CyPath® Lung, is a non-invasive test that has shown high sensitivity and specificity for the detection of early-stage lung cancer. Precision Pathology Services licensed and developed CyPath® Lung as a Laboratory Developed Test (LDT) and has begun test marketing in Southeast Texas. OncoSelect® Therapeutics, LLC, a subsidiary of bioAffinity Technologies, is advancing its discoveries shown in vitro to kill cancer cells without harm to normal cells. Research and optimization of the Company’s platform technologies are conducted in its laboratories at The University of Texas at San Antonio.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the anticipated use of proceeds from the Company’s offering of common shares. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:

Maria Zannes, President & Chief Executive Officer

mz@bioaffinitytech.com

Investor Relations Contact:

Tiberend Strategic Advisors, Inc.
Jonathan Nugent

jnugent@tiberend.com
or

David Irish

dirish@tiberend.com